Exhibit 99.1

Joint press release by Cree, Inc. and Infineon Technologies AG

Cree Acquires Infineon RF Power Business

Durham, N. C., Munich, Germany and Morgan Hill, Calif. - 6 March 2018 - Cree, Inc. (NASDAQ: CREE) has acquired assets of Infineon Technologies AG (FSE: IFX / OTCQX: IFNNY) Radio Frequency (RF) Power Business for approximately € 345 million. The transaction expands the Cree Wolfspeed business unit’s wireless market opportunity. Infineon continues to drive key growth areas such as electro-mobility, autonomous driving, renewables and technologies for a connected world. The transaction has closed and is effective today.

“The acquisition strengthens Wolfspeed’s leadership position in RF GaN-on-SiC technologies, as well as provides access to additional markets, customers and packaging expertise,” said Cree CEO Gregg Lowe. “This is a key element of Cree’s growth strategy and positions Wolfspeed to enable faster 4G networks and the revolutionary transition to 5G.”

“Cree is a strong new owner for this portion of our RF business and has an excellent reputation in the industry,” said Reinhard Ploss, CEO of Infineon. “We are excited about the business rationale and the prospects for the combined businesses. At the same time, we will be able to focus our resources more effectively on Infineon’s strategic growth areas and will retain a strong technology portfolio for the wireless market.”

Infineon and Cree have a long-standing history of technology leadership, collaboration and shared business interests. The acquired Infineon RF Power team and capabilities will complement Wolfspeed’s existing offerings and expertise with additional technology, design, packaging, manufacturing, and customer support. This business holds a leading market position offering transistors and MMICs (Monolithic Microwave Integrated Circuits) for wireless infrastructure radio frequency power amplifiers based on both LDMOS and Gallium Nitride on Silicon Carbide (GaN-on-SiC) technologies. The transaction includes:

•	The main facility in Morgan Hill (CA) which includes packaging and test operations for LDMOS and GaN-on-SiC;

•	Well-established customer relationships with leading manufacturers of wireless infrastructure equipment, including field support personnel on site;

•	Approximately 260 employees in the US locations, Morgan Hill and Chandler (AZ), as well as in Finland, Sweden, China and South Korea; and

•	A transition service agreement to ensure business continuity and a smooth transition under which Infineon will perform substantially all business operations for approximately the next 90 days.

Infineon will support the transaction with a long-term supply agreement for LDMOS wafers and related components out of its fab in Regensburg, Germany, and will also supply assembly and test services out of its facility in Melaka, Malaysia.

“We are looking forward to combining our strengths with Cree,” said Gerhard Wolf, Vice President and General Manager, RF Power Products at Infineon. “With our highly skilled and dedicated team, advanced technologies and commitment to business excellence, we look forward to serving our customers seamlessly as the 5G mobile standard ramps up.”

Background of the transaction
The transaction comprises Infineon’s RF Power operations for wireless infrastructure in Morgan Hill (CA) and Chandler (AZ) in the U.S., as well as locations in China, Sweden, Finland and Korea. The state-of-the-art backend manufacturing in Morgan Hill, as well as a leading intellectual property (IP) and technology portfolio are also part of the transaction. The transaction does not include the Infineon Chip Card & Security (CCS) operations in Morgan Hill that will remain at the site and continue to operate as part of Infineon.

Cree funded the Euro 345 million from cash and borrowings on its revolving line of credit.  The Infineon RF Power business will become part of Cree’s Wolfspeed operating segment and is targeted to increase annual revenues by approximately $115 million in the first twelve months post acquisition.  Additionally, the acquisition is targeted to be accretive to Cree’s non-GAAP earnings per share in its first full quarter of operations with Cree (which will be Cree’s fiscal fourth quarter ending June 24, 2018).  Targeted non-GAAP earnings per share exclude expenses related to the amortization of acquired intangibles, stock based compensation expense and one-time acquisition related expenses.

Cree Conference Call
Cree will host a conference call at 4:30 p.m. Eastern time today to discuss this announcement. The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

In connection with the transaction, Wells Fargo Securities, LLC served as financial advisor to Cree and BofA Merrill Lynch to Infineon.

About Cree, Inc:
Cree is an innovator of Wolfspeed™ power and radio frequency (RF) semiconductors, lighting class LEDs and lighting products. Cree’s product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging, invertors, power supplies, telecom and mil/areo. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and electronic signs and signals. Cree’s LED lighting systems and lamps serve indoor and outdoor applications.

For additional product and Company information, please refer to www.cree.com.

About Infineon’s RF Power operations for wireless infrastructure
Infineon has a leading market position in creating RF Power products. The product focus is on RF discrete Transistors and MMICs for Power Amplifiers (RF PAs) for wireless infrastructure using LDMOS and GaN-on SiC technologies.

About Infineon
Infineon Technologies AG is a world leader in semiconductor solutions that make life easier, safer and greener. Microelectronics from Infineon is the key to a better future. In the 2017 fiscal year (ending 30 September), the Company reported sales of around €7.1 billion with about 37,500 employees worldwide. Infineon is listed on the Frankfurt Stock Exchange (ticker symbol: IFX) and in the USA on the over-the-counter market OTCQX International Premier (ticker symbol: IFNNY).

Further information is available at www.infineon.com
This press release is available online at www.infineon.com/press

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Forward Looking Statements
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction, including future financial and operating results. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the possibility that anticipated benefits of the proposed transaction will not be realized; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; the risk that we are not able to enter into contractual arrangements with the customers of the acquired business; risks associated with acquisitions generally; the risk that we are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; our ability to lower costs; product mix; risks associated with our ability to complete development and commercialization of products under development; risks associated with the ramp-up of production of new products and our entry into new business channels; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 25, 2017, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® is a registered trademark and Wolfspeed™ is a trademark of Cree, Inc.

Media Inquiries

Cree, Inc.
Claire Simmons
Cree, Inc.
Corporate Marketing
919-407-7844
media@cree.com

Infineon
Bernd Hops
Infineon Technologies AG
+49 89 234 23888
Bernd.Hops@infineon.com

Sian Cummings
Infineon Technologies Americas Corp.
Tel: + 1 310 252 7148
Sian.Cummings@infineon.com